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                                                                    EXHIBIT 10.7

[VERDISYS(TM) LOGO]

                                      VERDISYS, INC.
                                      25025 I-45 NORTH, SUITE 525
                                      THE WOODLANDS, TX 77380
                                      TOLL FREE: (281)364-6999
                                      WEB: WWW.VERDISYS.COM  FAX: (281) 364-8007

                   LATERAL DRILLING SERVICE STANDARD AGREEMENT
                      EDGE CAPITAL GROUP AND VERDISYS, INC.

This Lateral Drilling Services Agreement ("Agreement") is dated as of September 27th, 2003, by and between Verdisys, Inc., a California corporation ("Verdisys"), and Edge Capital Group, a California corporation ("ECG"). Edge Capital Group ("ECG") seeks to engage Verdisys, Inc. ("Verdisys") to provide lateral drilling services in ECG's Franklin Gas Field in Franklin, Louisiana (the "Franklin Field").

1.0 LATERAL DRILLING

1.1 LOCATION OF SERVICES

Verdisys will provide lateral drilling to pay zones within ECG's existing well base in the Franklin Field identified with greater specificity as to location on the attached Term and Pricing Invoice, which may be updated by the constituent corporations from time to time.

1.2 PARAMETERS OF DRILLING

Laterals will be drilled at a depth of no more than 5800' with a horizontal maximum of 300'.

2.0 SERVICE FEES AND ROYALTY

2.1 LATERAL DRILLING SERVICE FEES

Verdisys Lateral Drilling Services ("Drilling Services") will be billed at the time of commencement of drilling at the package rate set forth in the attached Term and Pricing Invoice. The Drilling Services are for each individual well site pertaining to this Contract. ECG shall receive the Drilling Services at the minimum number of wells and at the prices identified on the Term and Pricing Invoice attached hereto. Verdisys will bill ECG upon completion of each individual well, including any additional laterals requested, with payment due upon completion of the well based upon financing provided by a to be determined third party lender. Drilling will be done in eight (8) well segments for a total of 100 wells.

2.2 PAYMENT TO SECURE FRANKLIN FIELD AND FINANCING

ECG hereby agrees to purchase the Franklin Field from Verdisys within ten (10) days of the date of this contract with a payment of $200,000.00. ECG will also be responsible to provide any financial guarantees necessary to establish financing for drilling enhancement revenues paid to Verdisys..

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2.3 ROYALTY

In addition to the fee for Drilling Services, Verdisys shall receive a 66 2/3% interest in the net operating income from ECG's Franklin Gas Properties (the "Verdisys Royalty"). The Verdisys Royalty will be calculated as 66 2/3% of the net lease after recovery by ECG and/or its third party financing sources of ECG's costs related to the Drilling Services, including principal, interest, fees and costs for financing such Drilling Services; landowner royalties or other royalties to third parties other than ECG or Verdisys; and field operating costs.

To provide for payment of the Verdisys Royalty, ECG will secure for Verdisys a 66 2/3% listing with Shiloh Resources (the "Gatherer") for direct payment of proceeds after the development of the field (horizontally) and Drilling Services has been completed, all costs plus 10% have been received by ECG, Verdisys will then receive said 66 2/3% royalty of said net lease.

Verdisys shall not be directly or indirectly liable or obligated in any way to ECG or to any third party for any financing or other payment obligations related to the Drilling Services, including principal, interest, fees or other costs related thereto. The obligations of Verdisys are specifically limited to compliance with the terms of this agreement related to the assignment of funds by Verdisys to the Drilling Services Financing Escrow Account for the limited time period described herein.

ECG will remain operator, but will subcontract to Verdisys the management and operation of the Franklin field. On a monthly basis, Verdisys will be reimbursed for 33 1/3% of mutually agreed to field operating costs by ECG for the preceding month's expenses, such costs to include management personnel, office costs, pumping, maintenance, repair, and any other costs reasonably related to field production and management.

3.0 RESPONSIBILITIES OF PARTIES

3.1 VERDISYS SERVICES

Verdisys will provide lateral drilling to a depth of 5800' in the existing well structure with four (4) laterals to a maximum horizontal distance of 300' from the center of the well bore.

3.2 THIRD PARTY SERVICES

ECG hereby agrees that to the extent that third party services are reasonably determined by Verdisys as needed to maximize the results of the Drilling Services or the overall output from the Franklin field, ECG will be responsible for twenty percent (25%) of all costs related to these services.

The determination as to the appropriate number of laterals to be drilled to obtain maximum return from the well will be made by the on-site consulting geologist (or if not on-site consulting geologist is present at the site, by any third party consulting geologist mutually acceptable to the parties).

3.3 ECG SUPPORT

ECG agrees to provide sufficient, free and safe access to the Franklin Field and the ECG facilities located thereon to permit timely performance of the Drilling Services and field management. Verdisys is responsible for preworking of the well to the described condition set forth in the "Verdisys Statement of Work", and will bill such services to ECG as an operating cost. Verdisys will also provide or subcontract necessary "cleanup" of the well and strata.

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4.0 WARRANTIES AND LIMITATIONS

4.1 TERMS AND CONDITIONS

All warranties related to Verdisys Lateral Drilling Services are contained in the separate "Service Level Agreement" (SLA) document included with this Contract.

4.2 PERFORMANCE

Verdisys will provide a minimum of four laterals per well to at a depth not to exceed 5800' with laterals horizontal distance not to exceed 300'.

4.3 INDEMNIFICATION

Verdisys, at its own expense, shall indemnify, release and hold harmless ECG, its subsidiaries, affiliates or assignees, and their directors, officers, employees and agents and defend any action brought against same with respect to any claim, demand, cause of action, debt, loss or liability, including attorneys' fees and court costs, to the extent that it is based upon a claim that the equipment used or Services provided hereunder infringes or violates any patents, copyrights, trade secrets, licenses, or other property rights of any third party. ECG may, at its own expense, assist in such defense if it so chooses, provided that as long as Verdisys can demonstrate sufficient financial resources, Verdisys shall control such defense and all negotiations relative to the settlement of any such claim and further provided that any settlement intended to bind ECG shall not be final without ECG' written consent, which shall not be unreasonably withheld. In the event that Verdisys cannot demonstrate sufficient financial resources to provide such defense, the ECG shall have the right to advance legal expenses and direct such legal defense. ECG shall promptly provide Verdisys with written notice of any claim which ECG believes falls within the scope of this paragraph.

Verdisys agrees to indemnify, release, defend and hold harmless ECG for any liability or expense due to claims for personal injury or property damage (i) arising out of the furnishing or performance of the equipment or the Services provided hereunder or (ii) arising out of the fault or negligence of Verdisys, its employees or agents.

5.0 MISCELLANEOUS

5.1 CONFIDENTIALITY

Each party agrees that it shall not disclose to any third party any information concerning the customers, trade secrets, methods, processes or procedures or any other confidential business information of the other party which it learns during the course of its performance of this Contract, without the prior written consent of such other party. This obligation will survive the cancellation or other termination of this Contract.

5.2 GOVERNING LAW

This Contract shall be governed by and construed under the laws of the State of California.

5.3 ASSIGNMENT

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Either party may assign its rights under this contract with the prior written notice to the other party, except the management responsibilities undertaken by Verdisys herein may only be subcontracted or assigned with the prior consent of ECG. This Contract is binding upon the parties and their successors and assigns.

5.4 AUTHORITY

Each party has all requisite power and authority to execute, deliver and perform this Agreement. All necessary corporate proceedings of each party have been taken to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly authorized, executed and delivered by each party, constitutes the legal, valid and binding obligation of each party, and is enforceable in accordance with its terms. Except as set forth elsewhere herein, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by either party for the execution, delivery or performance of this Agreement. No consent of any party to any contract, agreement, instrument, lease, arrangement or understanding to which either party is a signer, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement

5.5 FURTHER ACTIONS

At any time and from time to time, each party agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

5.6 AMENDMENTS

This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter. This Agreement may be amended prior to the Effective Time (notwithstanding stockholder adoption and approval) by a written instrument executed by the Constituent Corporations with the approval of their respective Boards of Directors.

5.7 NOTICES

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express or similar overnight delivery or courier service or delivered in person against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement. Notices hereunder shall be deemed delivered only upon actual delivery against a signed receipt.

                  ECG:                      Mr. Scott A. Sossen
                                            Edge Capital Group, Inc.
                                            22349  La Palma Ave. #d110
                                            Yorba Linda, California

                  VERDISYS:                 Verdisys, Inc.
                                            25025 I-45 North, Suite 525
                                            The Woodlands, TX  77380

5.8 WAIVER

Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other

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provision of this Agreement. Any waiver must be in writing and be authorized by a resolution of the Board of Directors of the waiving party.

5.9 BINDING EFFECT

The provisions of this Agreement shall be binding upon and inure to the benefit of the Constituent Corporations and their respective successors and assigns and shall inure to the benefit of each indemnity.

5.10 SEPARABILITY

If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

5.11 HEADINGS

The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

5.12 COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been approved by resolutions duly adopted by the Board of Directors of each party and has been signed by duly authorized officers of each party, all as of the date first above written.

EDGE CAPITAL GROUP                  VERDISYS, INC.

By: ______________________          By: ______________________

Title: _____________________        Title: _____________________

Date: ______________                Date: _____________

Service Contract - ECG and Verdisys, Inc.                                      5
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                            TERMS AND PRICING INVOICE

                      Effective Date: September 27th, 2003

This Lateral Drilling Service Agreement ("AGREEMENT") is entered into by Verdisys, Inc., a California corporation ("Verdisys") and EDGE CAPITAL GROUP, A CALIFORNIA CORPORATION ("CUSTOMER") as of the Effective Date indicated above. This Agreement includes and incorporates the Terms and Pricing Invoice attached hereto and the following Annexes indicated below and executed by the parties:

[ ] Service Level Agreement (SLA)             [ ] Statement of Work

[ ] ________________________              [ ] _________________________

VERDISYS, INC.                                Edge Capital Group
("VERDISYS")                                  ("CUSTOMER")

BY: ___________________________________       BY: ______________________________

NAME: Dan Williams                            NAME: Scott Sossen

TITLE: PRESIDENT AND CEO                      TITLE: CEO

DATE: 9/27/03                                 DATE: 9/27/03

Verdisys Sales Representative or Agent Information

SALES REPRESENTATIVE OR AGENT             PHONE            FAX          EMAIL

Customer Information: IT IS YOUR RESPONSIBILITY TO NOTIFY VERDISYS OF ANY CHANGE IN CONTACT INFORMATION.

PRIMARY BUSINESS CONTACT                                   EMAIL                      PHONE, WITH AREA CODE

MAILING ADDRESS WITH STREET, CITY, STATE, AND ZIP CODE     FAX, WITH AREA CODE        CELLULAR, WITH AREA CODE

Selected Services:

BASE PACKAGE: 4 1/2 OR 3 1/2 INCH WELLS (WITH UP TO four (4) LATERALS PER WELL):

Minimum Number of Wells:         Fee Per Well            Fee per additional laterals:
--------------------------------------------------------------------------------------
         100                      65,000.00            $3,750.00    Up to 12  per zone

ADDITIONAL: 2 7/8 INCH WELLS (WITH UP TO four (4) LATERALS PER WELL):

Number of Wells:                 Fee Per Well            Fee per additional laterals:
--------------------------------------------------------------------------------------
                                  65,000.00            $3,750.00    Up to 12  per zone

PAYMENT SOURCE (IF ANY): not applicable

ADDITIONAL SERVICES:     Monthly Bandwidth       INSTALLATION FEE PAYMENT TERMS
                         Customer Fee
                         Payment Terms
                         _____